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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 April 30, 2007
                Date of Report (Date of earliest event reported)

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                        Factory Card & Party Outlet Corp.
             (Exact name of registrant as specified in its charter)

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    Delaware                        333-21859                     36-3652087
 (State or other             (Commission File Number)            (IRS Employer
  jurisdiction                                               Identification No.)
of incorporation)


                   2727 Diehl Road, Naperville, Illinois 60563
               (Address of principal executive offices) (Zip Code)

                                 (630) 579-2000
                         (Registrant's telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Applicant of Principal Officer

         On April 30, 2007, Mr. Michael Perri, 51, was appointed Senior Vice President - Merchandising and Marketing of Factory Card & Party Outlet Corp. (the "Company"). Mr. Perri oversees merchandising, marketing, ecommerce and space planning in his new role. Mr. Perri previously held the role of Vice President of Merchandising with the Company from April 2002 through April of 2007. Mr. Perri joined the Company in March 1998 as Director of Merchandising, a position of which he held until his promotion to Vice President in 2002.

         There is no arrangement or understanding between Mr. Perri and any other person pursuant to which Mr. Perri was appointed Senior Vice President - Merchandising and Marketing. There are no family relationships between Mr. Perri and any of the Company's directors and executive officers. The Company was not entered into any transactions with Mr. Perri of the sort described under Item 404(a) of Regulation S-K except for the arrangements associated with Mr. Perri's employment discussed below.

         Mr. Perri has an employment agreement with the Company, which provides for the continued employment with the Company through April 7, 2008; provided that such term is automatically extended for subsequent one-year terms unless either Mr. Perri or the Company gives written notice to the other of a desire not to extent at least 60 days prior to the end of the initial term or any additional term, as applicable.

         During the term, the Company agrees to pay Mr. Perri $210,000, subject to annual review and increases at the discretion of the Board. In addition, Mr. Perri is entitled to a cash bonus in accordance with the Company's management incentive plan for each fiscal year during the term of 40% to 150% of Mr. Perri's target bonus of 40%.

         Under the terms of the employment agreement, if Mr. Perri is terminated without cause or resigns with good reason during the term, he is entitled to receive: (1) any accrued and unpaid salary and bonus and a prorated bonus in respect of the fiscal year in which termination occurs, calculated at the executive's target bonus level; (2) a severance payment, payable in cash in equal installments over the Severance Period (as defined below) (or in a lump sum payment upon a change of control), equal to the quotient obtained by dividing the number of days in the Severance Period by 365 times the sum of (x) the executive's then current annual base salary and (y) the executive's target bonus; (3) full acceleration of vesting on stock options, restricted stock and any other awards under any equity based incentive arrangement; and (4) continuation of medical and dental benefits for the executives, his spouse and other dependents for the Severance Period. The Severance Period for Mr. Perri is the greater of 12 months or the remainder of the term; provided that such period shall be 18 months if such executive is terminated without cause or resigns for good reason after a change of control.

         Mr. Perri is subject to a confidentiality agreement and a 12-month non-solicitation and non-competition covenant following any termination of employment.

         A copy of Mr. Perri's employment agreement with the Company dated December 24, 2004 and the amendment thereto dated December 9, 2005 are attached hereto as Exhibits 99.1 and 99.2, respectively.


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         In connection with this promotion, the Board of Directors of the
Company, upon the recommendation of the Compensation Committee, increased Mr. Perri's salary to $260,000. Mr. Perri was also granted 2,500 shares of restricted common stock that vest 33-1/3% on each anniversary of the grant date.

         The Board of Directors of the Company, upon the recommendation of the Compensation Committee, also approved the following annual salaries of the Company's other executive officers effective April 1, 2007: Gary Rada, Chief Executive Officer - $445,000; Tim Benson, Chief Financial Officer - $210,000; and Tim Gower, Senior Vice President - Operations - $268,100.

Item 9.01  Financial Statements and Exhibits

       (c) Exhibits.

  Exhibit No.     Description
  -----------     -----------

     99.1 Employment Agreement dated December 24, 2004 between Factory Card Outlet of America Ltd. and Michael Perri

     99.2 Amendment dated December 9, 2005 between Factory Card Outlet of America Ltd. and Michael Perri


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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FACTORY CARD & PARTY OUTLET CORP.


                                           /s/ Gary W. Rada
                                           -------------------------------------
                                           Gary W. Rada
                                           President and Chief Executive Officer

Dated:  May 3, 2007


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                                  EXHIBIT INDEX




  Exhibit No.     Description
  -----------     -----------

     99.1 Employment Agreement dated December 24, 2004 between Factory Card Outlet of America Ltd. and Michael Perri

     99.2 Amendment dated December 9, 2005 between Factory Card Outlet of America Ltd. and Michael Perri